Exhibit 99.1

Second Sight Reports Fourth Quarter and Year End 2014 Financial Results and Provides Business Update

Sylmar, CA, March 11, 2015 – Second Sight Medical Products, Inc. (NASDAQ: EYES) ("Second Sight" or "the Company"), a leading developer, manufacturer and marketer of implantable visual prosthetics to provide functional vision to blind patients, today reported financial results for the three- and twelve- month periods ended December 31, 2014.

Recent Company Highlights:

•	As a result of the IPO that successfully raised $34.0 million in net proceeds and the conversion of all outstanding debt into common stock, the Company now has a strong balance sheet with $34.6 million in cash and cash equivalents and no debt, enabling Second Sight to scale up its commercial efforts and providing the necessary capital to further advance its R&D efforts;

•	Successfully implanted 15 Argus® II systems in the fourth quarter of 2014, the highest number for any quarter to date;

•	Net revenue for the fourth quarter increased to $1.5 million compared to $0.6 million in the prior year period;

•	Achieved positive gross margin even with a relatively small production volume;

•	Demonstrated continued U.S. reimbursement progress and a strong track record of obtaining prior authorization for Medicare Advantage and commercial patients;

•	Secured reimbursement for Argus II from French and German national health insurance systems;

•	Received approval in Canada for the Argus II for treatment of outer retinal degeneration;

•	Commenced recruitment for the clinical trial evaluating Argus II in patients with age-related macular degeneration (AMD);

•	Started development of our Orion™ I cortical stimulator that may treat almost all irreversible blindness;

•	Began work on an $8.2 million grant-funded, three year joint R&D program with the Johns Hopkins University Applied Physics Laboratory to develop a next-generation retinal prosthesis system of which Second Sight received $4.1 million; and,

•	Surpassed 100 total implants worldwide for the Argus II and 300 issued patents globally.

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“2014 was a monumental year for Second Sight, as we successfully completed our IPO, which enabled us to convert all of our debt and leaves us with a very strong balance sheet to begin our commercial efforts in earnest. We received numerous regulatory and reimbursement approvals and started to meaningfully scale the number of implants for the Argus II. As the first approved retinal prosthesis in the world, we have surpassed 100 implants for patients with retinitis pigmentosa,” said Dr. Robert Greenberg, President and CEO of Second Sight. “We now have the capital to accelerate a number of key initiatives leading towards our ultimate goal of restoring vision to nearly every blind individual and improving their overall quality of life.”

“One of our core focuses is to accelerate certification of additional Centers of Excellence. At the end of 2014, we had 18 active implanting centers and are in ongoing discussions with more than 25 additional centers throughout the world. We are also gaining significant traction with respect to overall reimbursement in the U.S. and Europe.”

“Looking ahead to 2015 and beyond, we are focused on driving ongoing market penetration with the Argus II, by partnering with additional centers managed by committed surgeons, achieving further reimbursement success in the U.S., Europe and Middle East, and raising overall awareness among blind persons who could benefit from the device. We remain steadfast in our approach to continue to enhance and develop the Argus II product, while exploring its potential use in new indications that may expand our addressable market, to include AMD, as well as further developing and commencing work for new products like the Orion cortical prosthesis aimed at treating nearly all causes of blindness,” concluded Dr. Greenberg.

Fourth Quarter 2014 Financial Results

Total revenue was $1.5 million for the fourth quarter of 2014, up 170% compared with $0.6 million in the fourth quarter of 2013. The increase was primarily due to a higher number of implanted Argus II retinal prostheses in the fourth quarter of 2014 when compared to the year-ago quarter.

Gross profit was $0.1 million in the fourth quarter of 2014, compared to a gross loss of $(1.0) million in the fourth quarter of 2013. The improvement reflects the higher revenue in the 2014 period, coupled with a higher level of production in Q4 2014, which allowed us to spread our manufacturing overhead across more units, lowering our overall cost per unit.

Total costs and operating expenses in the fourth quarter of 2014 were $5.7 million, compared with $3.3 million in the fourth quarter of 2013, reflecting the Company's increased investment in sales, marketing, and research and development, coupled with the cost of being a publicly-traded company.

Operating loss in the fourth quarter of 2014 was $(5.6) million, compared to an operating loss of $(4.3) million in the fourth quarter of 2013.

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Page 3: Second Sight Reports Fourth Quarter and Year End 2014 Financial Results and Provides Business Update

Net loss in the fourth quarter of 2014 was $(13.6) million, or $(0.46) per share, compared with a net loss of $(6.0) million, or $(0.27) per share, in the prior year quarter. We recorded non-cash charges of $8.4 million during the fourth quarter, compared with non-cash charges of $1.8 million during the fourth quarter of 2013, largely related to the conversion of our convertible promissory notes to common stock during our IPO in November 2014.

Non-GAAP adjusted net loss in the fourth quarter of 2014 was $(5.1) million, or a non-GAAP net loss of $(0.17) per share, compared to a non-GAAP adjusted net loss of $(4.2) million, or $(0.19) per share in the fourth quarter of 2013.

Full Year 2014 Financial Results

Total revenue was $3.4 million in 2014, compared to $1.6 million in 2013. The increase reflects volume growth in the number of implanted Argus II retinal prostheses. The Company implanted 29 Argus II retinal prostheses in 2014, compared to 22 in 2013.

Gross loss in 2014 was $(0.2) million, compared to a gross loss of ($4.1) million in 2013. The improvement is primarily due to higher revenues from the aforementioned increase in implants, as well as a lower cost of goods sold when compared to 2013.

Total costs and operating expenses in 2014 were $21.1 million, compared with $13.9 million in 2013. This increase is primarily due to increased investments in sales, marketing, and research and development, as well increased costs associated with Second Sight being publicly-traded, partially offset by lower clinical and regulatory costs in 2014 following FDA approval.

Operating loss in 2014 was $(21.2) million, compared to an operating loss of $(18.0) million in 2013.

Net loss for the year ended December 31, 2014 was $(35.2) million, or $(1.41) per share, compared with a net loss of $(23.0) million, or $(1.02) per share, in 2013. Non-GAAP adjusted net loss in 2014, excluding non-cash expenses, was $(19.4) million, or $(0.77) per share compared with Non-GAAP adjusted net loss of $(17.2) million in 2013, or $(0.76) per share.

Liquidity

As of December 31, 2014, Second Sight had $34.6 million in cash, cash equivalents and investments, compared to $8.7 million at December 31, 2013. In November 2014, the Company raised $34.0 million in net proceeds from its initial public offering.

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2015 Objectives

•         Double the number of Centers of Excellence globally to drive further patient adoption

•         Initiate and complete enrollment for AMD Feasibility Clinical Trial

•         Develop and test a pre-clinical Orion device

•         Make significant advancements for the Argus II software upgrade scheduled for deployment in 2016

•         Further expand the patent estate around new products and future development discoveries

Conference Call

As previously announced, Second Sight management will host its fourth quarter conference call as follows:

Date	Wednesday, March 11, 2015

Time	4:30 PM EDT

Telephone U.S:	(800) 771-7838

International	(212) 231-2924

Access code	21763065

Webcast (live and archive)	http://investors.secondsight.com under the “Events & Presentations” section or click here

The conference call will be broadcast live and available shortly after the completion for replay for 30 days The replay can be accessed by dialing (800) 633-8284 (U.S.) or (402) 977-9140 (International). The conference ID for the replay is 21763065.

About the Argus II Retinal Prosthesis System

The Argus II is the first artificial retina to receive approval in Europe (CE Mark), and the first and only retinal prosthesis FDA-approved in the U.S. The Argus II System is an advanced neurostimulation device that bypasses defunct photo-receptor cells and stimulates remaining viable retinal cells inducing visual perception in individuals with severe to profound outer retinal degeneration. The Argus II works by converting images captured by a miniature video camera mounted on the patient’s glasses into a series of small electrical pulses, which are transmitted wirelessly to an array of electrodes implanted on the surface of the retina. These pulses are intended to stimulate the retina’s remaining cells, resulting in the perception of patterns of light in the brain. The patient then learns to interpret these visual patterns, thereby regaining some visual function. The Argus II has been implanted in more than 100 patients in the world and has demonstrated long-term reliability, with some Argus II patients approaching eight years of implant. The treatment is currently offered at approved centers in Germany, France, Italy, Spain, Switzerland, United Kingdom, Netherlands, Saudi Arabia, Turkey, the U.S., and Canada.

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About Second Sight

Second Sight Medical Products, Inc. was founded in 1998 to create a retinal prosthesis to provide sight to patients blinded from outer retinal degenerations such as retinitis pigmentosa. Second Sight's mission is to develop, manufacture, and market innovative implantable visual prosthetics to enable blind individuals to achieve greater independence. The Company’s Argus II retinal prosthesis is approved in the U.S. and Europe. Second Sight is developing the OrionTM cortical prosthesis to restore some vision to individuals who are blind due to causes other than preventable or treatable conditions. The company’s headquarters are in Sylmar, California, and its European Headquarters are in Lausanne, Switzerland. For more information, visit www.secondsight.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended that are intended to be covered by the “safe harbor” created by those sections. All statements in this release that are not based on historical fact are “forward looking statements”. While management has based any forward looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections contained within our final prospectus filed with the United States Securities and Exchange Commission on November 20, 2014. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Investor Relations:

Institutional Investors	Retail Investors
In-Site Communications, Inc.	MZ North America
Lisa Wilson, President	Matt Hayden, Chairman
T: 212-452-2793	T: 949-259-4896
E: lwilson@insitecony.com	E: matt.hayden@mzgroup.us

Media Relations:
Pascale Communications, LLC
Audra Friis
T: 631-462-1726
E: audra@pascalecommunications.com

Source: Second Sight Medical Products, Inc.

(tables follow)

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SECOND SIGHT MEDICAL PRODUCTS, INC.
AND SUBSIDIARY

Reconciliation of Non-GAAP Information to GAAP Financial Measures
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

GAAP net loss	$(13,577,118)	$(5,978,001)	$(35,201,247)	$(22,968,925)

Add back non-cash charges:
Stock-based compensation	429,914	159,012	1,815,895	769,896
Interest expense on convertible notes	296,379	489,913	1,952,282	1,588,687
Amortization of discount on convertible notes	757,487	1,159,351	5,077,535	3,424,931
Write-off of unamortized discount on convertible notes	6,954,610	—	6,954,610	—
Non GAAP net loss	$(5,138,728)	$(4,169,725)	$(19,400,925)	$(17,185,411)

GAAP net loss per share	$(0.46)	$(0.27)	$(1.41)	$(1.02)

Add back non-cash charges:
Stock-based compensation	0.02	0.01	0.08	0.03
Interest expense on convertible notes	0.01	0.02	0.08	0.07
Amortization of discount on convertible notes	0.02	0.05	0.20	0.16
Write-off of unamortized discount on convertible notes	0.24	—	0.28	—

Non GAAP net loss per share	$(0.17)	$(0.19)	$(0.77)	$(0.76)

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Page 7: Second Sight Reports Fourth Quarter and Year End 2014 Financial Results and Provides Business Update

SECOND SIGHT MEDICAL PRODUCTS, INC.
AND SUBSIDIARY

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(Unaudited)

Net sales	$1,520,220	$563,631	$3,397,852	$1,564,933
Cost of sales	1,421,016	1,561,978	3,558,135	5,629,320
Gross profit (loss)	99,204	(998,347)	(160,283)	(4,064,387)

Operating expenses:
Research and development, net of grants	1,361,302	811,643	5,040,969	3,248,466
Clinical and regulatory	684,357	646,345	2,621,919	3,215,290
Selling and marketing	2,154,630	974,227	6,844,825	3,301,452
General and administrative	1,463,960	905,469	6,565,464	4,167,934
Total costs and operating expenses	5,664,249	3,337,684	21,073,177	13,933,142

Loss from operations	(5,565,045)	(4,336,031)	(21,233,460)	(17,997,529)

Interest and other income (expense), net	676	7,294	20,913	42,222
Interest expense on convertible notes and loan payable	(300,652)	(489,913)	(1,956,555)	(1,588,687)
Amortization of discount on convertible notes	(757,487)	(1,159,351)	(5,077,535)	(3,424,931)
Write-off unamortized discount on convertible notes	(6,954,610)	—	(6,954,610)	—

Net loss	$(13,577,118)	$(5,978,001)	$(35,201,247)	$(22,968,925)

Net loss per common share – basic and diluted	$(0.46)	$(0.27)	$(1.41)	$(1.02)

Weighted average shares outstanding – basic and diluted	29,509,853	22,461,413	25,052,806	22,521,432

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SECOND SIGHT MEDICAL PRODUCTS, INC.
AND SUBSIDIARY

CONSOLIDATED CONDENSED BALANCE SHEETS

	December 31,
	2014	2013

ASSETS
Current assets:
Cash	$619,411	$62,565
Money market funds	33,999,563	8,611,614
Accounts receivable	707,648	468,644
Inventories, net	5,721,991	2,346,770
Prepaid expenses and other current assets	927,575	298,223

Total current assets	41,976,188	11,787,816

Property and equipment, net	1,004,646	723,474
Deposits and other assets	88,610	162,131

Total assets	$43,069,444	$12,673,421

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities:
Accounts payable	513,106	314,327
Accrued expenses	1,412,383	662,883
Accrued compensation expense	1,361,894	1,146,028
Accrued clinical trial expenses	488,910	491,267
Deferred revenue	599,904	68,875
Deferred grant revenue	4,075,000	—

Total current liabilities	8,451,197	2,683,380

Convertible promissory notes	—	19,211,112

Total liabilities	8,451,197	21,894,492

Stockholders’ equity (deficiency)	34,618,247	(9,221,071)

Total liabilities and stockholders’ equity	$43,069,444	$12,673,421

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